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                                                                      EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

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
NAME                                               JURISDICTION OF INCORPORATION
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
The National City Bank of Evansville               United States
First Kentucky Bank                                Commonwealth of Kentucky
The Bank of Mitchell                               State of Indiana
NCBE Leasing Corp.                                 State of Indiana
White County Bank                                  State of Illinois
Twenty-One Southeast Third Corporation             State of Indiana
Bank of Illinois, National Association             United States
First National Bank of Bridgeport                  United States
First Bank of Huntingburg                          State of Indiana
NCBE Capital Trust I                               State of Delaware
Illinois One Bank, National Association            United States
Community First Bank, National Association         United States
Trigg County Farmers Bank                          Commonwealth of Kentucky
The Ripley County Bank                             State of Indiana
The Progressive Bank, National Association         United States